UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2004

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HEALTH SCIENCES GROUP, INC.

_________________________________________________________________________________

(Exact name of registrant specified in charter)

COLORADO (State of incorporation)	333-51628 (Commission File Number)	91-2079221 (I.R.S. Employer Identification No.)

Howard Hughes Center

6080 Center Drive, 6th Floor

Los Angeles, CA 90045

(Address of principal executive offices)  (Zip Code)

(310) 242-6700
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.

TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Quality Botanical Ingredients, Inc. (“QBI”) is party to an Amended Loan and Security Agreement dated as of February 21, 2003 with LaSalle Business Credit, LLC (the “Loan Agreement”).  Health Sciences Group, Inc. (the “Registrant”), the parent corporation of QBI, is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003.  On October 7, 2004, the Registrant received a letter dated October 6, 2004 that declared QBI in default on the Loan Agreement for failure to adhere to certain covenants and LaSalle made a demand for repayment by October 8, 2004 of the outstanding principal balance of $2,067,990, plus approximately $10,543 in accrued interest and fees.  The outstanding balance bears interest at a rate which is two percent per annum in excess of the rate which would otherwise be applicable until payment in full.

The Board of Directors and management team of QBI and the Registrant are in discussions with LaSalle and are currently evaluating all options available to QBI in effort to seek resolution acceptable to LaSalle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH SCIENCES GROUP, INC.

Dated:  October 14, 2004

By:  /s/ Fred E. Tannous

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Fred E. Tannous

Chief Executive Officer,

Principal Financial Officer,

and Director

Dated:  October 14, 2004

By:  /s/ Bill Glaser

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Bill Glaser

President, Secretary,

and Director

Dated:  October 14, 2004

By:  /s/ Duke Best

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Duke Best

Controller